UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2004

SUNAIR ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Florida	1-04334	59-0780772
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

3005 Southwest Third Avenue Fort Lauderdale, Florida		33315

(Address of principal executive offices)		(Zip code)

(954) 525-1505

(Registrant’s telephone number, including area code)

N/A

Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Sunair Electronics, Inc. (“Sunair”), through a wholly-owned subsidiary, Sunair Communications, Limited, a private limited company incorporated in England (“SCL”), entered into a definitive Asset Purchase Agreement (the “Purchase Agreement”), dated October 5, 2004, by and among (i) SCL; (ii) Telecom FM Limited, a private limited company incorporated in England (“TFM”); and (iii) TFM Group Limited, a private limited company incorporated in England and the sole shareholder of TFM, pursuant to which Sunair acquired substantially all of the assets of TFM for $1,500,000 cash and assumed approximately $1,700,000 of certain agreed liabilities.

Sunair deferred payment of $250,000 of the purchase price, which Sunair may set off against any indemnifiable damages pursuant to the Purchase Agreement. Sunair agreed to deliver the deferred payment amount to TFM no later than ten (10) business days following the one hundred eightieth 180th day after the closing, unless any indemnifiable claims remain unresolved at such time.

In accordance with the Purchase Agreement, Sunair will continue to operate the acquired business under the name Telecom FM, Ltd., organized and registered in England.

The foregoing description is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.2.

On October 11, 2004, Sunair issued a press release announcing the closing of the acquisition. A copy of the press release is furnished herewith as Exhibit 99.

In addition, in accordance with the Purchase Agreement, on October 5, 2004, SCL entered into an employment agreement (the “Employment Agreement”) with Colin Mulford pursuant to which Mr. Mulford will serve as the President of SCL. The Employment Agreement provides for an initial term of three (3) years, which term may be automatically renewed for successive one (1) year terms, unless advance notice of nonrenewal is given by either party. The Employment Agreement provides for an annual base salary of One Hundred Thirty Thousand Pounds (£130,000) and participation by Mr. Mulford in all benefit programs made available to SCL’s other executive officers. SCL may terminate Mr. Mulford’s employment without cause by providing one year’s prior notice, and SCL reserves the right to make a payment in lieu of notice or of any unexpired period of notice. The Employment Agreement also includes non-competition and non-solicitation covenants lasting for a term of one (1) year after termination.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure and qualifications in Item 1.01 are incorporated into this Item 2.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements. As permitted by Item 9.01(a)(4) of Form 8-K, the Registrant will file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K within seventy one (71) calendar days after the date hereof.

(b) Pro Forma Financial Information. As permitted by Item 9.01(b)(2) of Form 8-K, the Registrant will file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K within seventy one (71) calendar days after the date hereof.

(c) Exhibits. The Exhibit Index hereto is incorporated into this Item 9.01 by reference.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2004	SUNAIR ELECTRONICS, INC.
/s/ SYNNOTT B. DURHAM
Synnott B. Durham
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

2.2	Asset Purchase Agreement by and among Sunair Communications, Limited, a private limited company incorporated in England; Telecom FM, Limited, a private limited company incorporated in England; and TFM Group Limited, a private limited company incorporated in England and the sole shareholder of Telecom FM, Limited.

99	Press release issued October 11, 2004.

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